Deloitte &
  Touche LLP
------------             -------------------------------------------------------
      [LOGO]             Stamford Harbor Park          Telephone: (203) 708-4000
                         333 Ludlow Street             Fascimile: (203) 708-4797
                         P.O. Box 10098
                         Stamford, CT  06904

June 2, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Transact International Inc. dated June 1, 1998.

Yours truly,

/S/DELOITTE & TOUCHE LLP


---------------
Deloitte Touche
Tohmatsu
International
---------------